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                                                            Exhibit 23.3
                                                            ------------


                CONSENT OF KUPFERBERG, GOLDBERG & NEIMARK, LLC,
                              INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Staples, Inc. Amended and Restated 1990 Director Stock Option Plan of our report dated February 24, 1998 with respect to the consolidated financial statements of Quill Corporation and Subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in the Current Report on Form 8-K dated July 1, 1998, of Staples, Inc., filed with the Securities and Exchange Commission.


                         /s/ Kupferberg, Goldberg & Neimark, LLC


                         KUPFERBERG, GOLDBERG & NEIMARK, LLC



Chicago, Illinois
March 3, 1999